UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2023

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of Principal Executive Offices)	(Zip Code)

(925) 842-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 23, 2023, Chevron Corporation (“Chevron”) announced that in anticipation of his expected retirement from Chevron in March 2024, Pierre R. Breber elected to resign from his position as Vice President and Chief Financial Officer of Chevron, effective February 29, 2024.

(c) On July 23, 2023, the Board of Directors of Chevron appointed Eimear P. Bonner to the position of Vice President and Chief Financial Officer of Chevron, effective March 1, 2024. In this role, Ms. Bonner will serve as Chevron’s principal financial officer.

Ms. Bonner, age 49, joined Chevron in 1998, and currently serves as Vice President of Chevron, a position she has held since August 2021, and as President of the Chevron Technical Center and Chief Technology Officer, positions she has held since February 2021. Prior to that, Ms. Bonner served as general director of Tengizchevroil LLP (“TCO”), in which Chevron has a 50 percent equity ownership interest, from December 2018 to January 2021, in which role she was responsible for TCO’s operational and financial performance, and as general manager, operations, of TCO from November 2015 to November 2018. Prior to these roles, Ms. Bonner has held numerous leadership, operating and engineering positions while at Chevron.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2023

CHEVRON CORPORATION
By	/s/ Christine L. Cavallo
Christine L. Cavallo Assistant Secretary